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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-42420 and 333-87937 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960,
333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891,
33-15815, 333-17573, 33-52330, 333-17549, 33-63061, and 33-37293 on Form S-8 of
ConAgra Foods, Inc. and subsidiaries of our reports dated July 11, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to change in methods of accounting for derivative instruments and other hedging activities in 2002 and revenue recognition relating to the shipping terms for certain of its product sales, retailer sales incentives, and consumer sales incentives in 2001), appearing in and incorporated by reference in this Annual Report on Form 10-K of ConAgra Foods, Inc. and subsidiaries for the year ended May 26, 2002.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska
August 22, 2002

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